Exhibit 10.107

This instrument was prepared
by and when recorded return to:

David A. Grossberg
Schiff Hardin & Waite
6600 Sears Tower
Chicago, IL 60606

Permanent Real Estate Index Nos.:
02-09-301-007, 008,009,011,012
02-09-101-018
02-07-101-001, 002
02-16-101-007, 008

AMENDED AND RESTATED
INTERCREDITOR AGREEMENT

AMENDED AND RESTATED INTERCREDITOR AGREEMENT (the “Agreement”) dated as of December 14, 1999, by and among HUNTLEY DEVELOPMENT LIMITED PARTNERSHIP, an Illinois limited partnership (together with any successors and assigns, the “Company”), BEAL BANK, SSB, a Texas State savings bank (the “Bank”), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association formerly known as FIRST TRUST NATIONAL ASSOCIATION, as trustee (in such capacity and together with any successors and assigns in such capacity, the “Series B Trustee”) for the Series B Bondholders (as hereinafter defined).

R E C I T A L S:

A.                                   The parties hereto entered into an lntercreditor Agreement dated as of November 19, 1997 (the “Original Agreement”) contemporaneously with the closing under that certain Bond Remarketing Contract by and between William Blair & Company and the Company dated as of November 19, 1997 (the “Bond Remarketing Contract”).

B.                                     Pursuant to that certain Village of Huntley, McHenry and Kane Counties, State of Illinois (the “Village”) Ordinance Number 95-11-27-01 adopted and approved on November 27, 1995 (the “General Ordinance”), the Village authorized, among other things, the issuance of $14,000,000 aggregate principal amount of Tax Increment Allocation Revenue Bonds (Huntley Redevelopment Project), Series B-1995 (as amended, amended and restated, supplemented or otherwise modified from time to time and any refinancing thereof, the “Series B Bonds”) and appointed the Series B Trustee, as trustee, bond registrar and paying agent for the holders (the “Series B Bondholders”) of the Series B Bonds. Pursuant to that certain Village Ordinance Number 95-12-14-02 adopted and approved December 14, 1995, the Village issued the Series B Bonds.

C.                                     The Bank is the lender under that certain Mortgage Note dated December 18, 1995 (as amended, amended and restated, supplemented or otherwise modified from time to time and any credit agreement or other agreement or agreements relating to any refinancing thereof, the “Bank Mortgage Note”) issued by the Company payable to the order of the Bank.

D.                                    To secure the payment and performance of the Bank Claim (as hereinafter defined), the Company has executed and delivered to the Bank (i) that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Financing Statement, dated as of December 18, 1995 and recorded in the Kane County Recorders Office on December 22, 1995 as Document No. 95K78402 and in the McHenry County Recorders Office on December 28, 1995 as Document No. 95R57507 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Bank Mortgage”), pursuant to which the Company granted to the Bank a first priority mortgage lien on among other property the certain real property legally described on Exhibit A thereto (the “Bank Real Property”) which includes the Series B Bondholder Property (as hereinafter defined).

E.                                      The Company, the Bank and the Northern Trust Company (“NTC”) are parties to that certain Pledge, Security, Subordination and Release Agreement dated as of May 29, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Bank Security Agreement”), pursuant to which the Company granted to the Bank a security interest in the Series B Bonds to further secure the payment and performance of the Bank Claim, which security interest is subordinate only to the security interest in such Series B Bonds granted by the Company to NTC pursuant to the Bank Security Agreement (which first priority and subordinate security interest liens shall be released on the date hereof).

F.                                      The Village in contemplation of the transactions relating to the Bond Remarketing Contract has adopted and approved Ordinance Number 97-09-18-01 (the General Ordinance, as previously amended and supplemented by said Ordinance, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Series B Ordinance”), pursuant to which the Village, among other things, consented to the addition of the Series B Bondholder Real Property (as hereinafter defined) as additional collateral for the Series B Bonds.

G.                                     To secure the payment and performance of the Series B Bondholder Claim (as hereinafter defined), the Company has executed and delivered to the Trustee, for the benefit of the Series B Bondholders, that certain Mortgage and Security Agreement dated as of November 19, 1997 which was recorded with the Kane County Recorders Office immediately after execution (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Series B Bondholder Mortgage”), pursuant to which the Company granted to the Trustee, for the benefit of the Series B Bondholders, a first priority mortgage lien on and security interest in the real property legally described on Exhibit A attached hereto (the “Series B Bondholder Real Property”).

H.                                    The Bank Real Property includes the Series B Bondholder Real Property.

I.                                         All of the actions contemplated in the Recitals of this Agreement are deemed to have occurred simultaneously with the execution and delivery of the Original Agreement unless such action is stated in the Recitals A through I inclusive to have occurred on an earlier date.

J.                                        The Company has obtained from the Bank a new loan in the maximum principal amount of $l0,000,000.00 (the “New Bank Loan”) which is now secured by, among other things, liens and security interests in regard to that portion of the Bank Real Property which is still owned by the Company and is legally described in Exhibit A to the New Bank Mortgage (as hereinafter defined) other than that portion of the Series B Bondholder Real Property which is still owned by the Company and is legally described in Exhibit A to the New Bank Mortgage. A condition that the Company must satisfy in order to obtain the funding of additional proceeds of the New Bank Loan is that this Amendment must be entered into by all parties to effect amendments to the Original Agreement as contemplated hereby.

K.                                    The New Bank Loan is now secured by, among other things, that certain Mortgage, Security Agreement and Assignment of Leases and Rents, dated as of October 27, 1999 (the “New Bank Mortgage”), and which encumbers, among other property, the Bank Real Property, other than the Series B Bondholder Real Property.  Promptly following the execution hereof, the Company and the Bank will amend the New Bank Mortgage, among other things, to include the Series B Bondholder Real Property as part of the Mortgaged Property encumbered thereby, with the New Bank Mortgage, as so amended, being subject, subordinate and inferior to the Series B Bondholder Mortgage (as hereinafter defined) in regard to the Series B Bondholder Real Property.  As required by the Series B Bondholder Mortgage, the Series B Trustee hereby consents to the encumbering of the Series B Bondholder Real Property by the liens, security interest and other terms of the New Bank Mortgage, provided such New Bank Mortgage is, as provided herein, subject, subordinate and inferior to the Series B Bondholder Mortgage in regard to the Series B Bondholder Real Property.

L.                                      The parties hereto hereby agree that from and after the date hereof, (i) the Promissory Note, dated as of October 27, 1999, in the state principal amount of $10,000,000.00, executed by the Company and payable to the order of the Bank, which evidences the New Bank Loan (the “New Bank Note”), will be included within the definition of Bank Mortgage Note, (ii) the New Bank Mortgage will be included within the definition of Bank Mortgage, and (iii) the New Bank Note, the New Bank Mortgage and the other documents which evidence, secure and/or otherwise relate to the New Bank Loan will be considered Loan Documents (as hereinafter defined).

M.                                 Concurrently with the execution of this Agreement, Company and Series B Trustee are entering into an Amended and Restated Series B Bondholder Mortgage of even date herewith, which from and after the date hereof will be deemed to be the Series B Bondholder Mortgage.

N.                                    The parties are executing and delivering this instrument to evidence their agreement in respect of their relative rights with respect to the Collateral (as hereinafter defined).

A G R E E M E N T:

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions.  As used in this Agreement, the following terms shall have the meanings specified below:

“Bank Claim” shall mean all obligations of the Company to the Bank secured by the Bank Mortgage.

“Bank Collateral” shall mean the Collateral in which the Bank has a lien or security interest pursuant to the Loan Documents.

“Bank Real Property” shall mean the real property described in Exhibit A annexed to the Bank Mortgage and mortgaged to the Bank pursuant to the Bank Mortgage.

“Cash Equivalents” shall mean (i) marketable direct obligations issued by, or unconditionally guaranteed by, the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (iv) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000 and (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above.

“Collateral” shall mean all of the Series B Bondholder Collateral and Bank Collateral.

“Collateral Account” shall mean the Series B Mortgage and Condemnation account established and maintained under Section 8(c) of the Series B Ordinance.

“Collateral Account Funds” shall mean all of the funds from time to time on deposit in the Collateral Account; all investments (including, without limitation, Cash Equivalents) and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee for or on behalf of the Company in substitution for, or in addition to, any or all of the Series B Bondholder Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Series B Bondholder Collateral.

“Enforcement” shall mean, collectively or individually, for so long as the Series B Ordinance Documents shall be in effect, demand made by the Trustee (acting at the direction of the Series B Bondholders in accordance with the provisions of the Series B Ordinance) or by the Bank for payment or the acceleration of the Bank Claim or the Series B Bondholder Claim pursuant to the

Loan Documents or the Series B Bonds, as applicable (other than any acceleration which may occur automatically upon the filing of a bankruptcy petition by the Company or any of its subsidiaries or the Village, as applicable), held by such person, repossess any Collateral or commence the judicial or other enforcement of any of the rights and remedies of the Secured Party under the Series B Ordinance or the Bank Mortgage Note (as the case may be) or any related mortgage, guarantee or agreement or under applicable law.

“Enforcement Notice” shall mean a written notice delivered, at a time when a “Default” or an “Event of Default” (as defined in the Series B Ordinance Documents or the Loan Documents) has occurred and is continuing, by either the Trustee or the Bank to the Secured Parties announcing that it has commenced Enforcement with respect to any of its rights and remedies.

“Loan Documents” shall mean the Memorandum of Net Profits Interest, the Bank Mortgage Note, the Bank Mortgage, the Bank Security Agreement and all other agreements secured by the Bank Mortgage and all other documents, instruments and agreements now or hereafter evidencing or securing all or any portion of the Company’s obligations under the Bank Mortgage Note, including any documents, instruments or agreements evidencing or securing the amendment, modification, replacement, renewal, restatement, refunding, deferral, extension, supplement or resale thereof.

“Memorandum of Net Profits Interest” shall mean that certain Memorandum of Net Profits Interest dated December 18, 1995 by and between the Company and the Bank and recorded as Document No. 95K07843.

“Proceeds” shall have the meaning assigned to the term “proceeds under the UCC and, in any event, shall include, without limitation, any and all (i) proceeds of any insurance, indemnity, warranty or guarantee payable to the Trustee, to the Bank or to the Company from time to time with respect to any of the Collateral, (ii) payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of a governmental authority), (iii) products of the Collateral and (iv) other amounts from time to time paid or payable under or in connection with any of the Collateral, including, without limitation, any amounts payable in respect to litigation.

“Real Property” shall mean, collectively, the Bank Real Property and the Series B Bondholder Real Property.

“Secured Party” shall mean any of the Trustee (for the benefit of the Series B Bondholders) or the Bank.

“Series B Bondholder Claim” shall mean the Obligations as defined in the Series B Bondholder Mortgage.

“Series B Bondholder Collateral” shall mean the Collateral in which the Trustee has a lien or security interest pursuant to the Series B Bondholder Mortgage.

“Series B Bondholder Primary Collateral” shall mean, collectively, the Series B Bondholder Real Property, the Collateral Account, the Collateral Account Funds and the Proceeds of

all of the foregoing.

“Series B Bondholder Real Property” shall mean the real property described in Exhibit A annexed hereto and mortgaged to the Trustee pursuant to the Series B Bondholder Mortgage.

“UCC” shall mean the Uniform Commercial Code as in effect in any relevant jurisdiction.

SECTION 1.2. The parties hereto hereby agree that from and after the date hereof, (i) the Promissory Note, dated as of October 27, 1999, in the stated principal amount of $10,000,000.00, executed by the Company and payable to the order of the Bank, which evidences the New Bank Loan, will be included within the definition of Bank Mortgage Note, (ii) the New Bank Mortgage will be included within the definition of Bank Mortgage,(iii) the New Bank Note, the New Bank Mortgage and the other documents which evidence, secure and/or otherwise relate to the New Bank Loan will be considered Loan Documents; and (iv) the Amended and Restated Series B Bondholder Mortgage of even date herewith will be deemed to be the Series B Bondholder Mortgage.

ARTICLE II

INTERCREDITOR PROVISIONS

SECTION 2.1. Acknowledgment of Respective Security Interests; Lien Priorities: Release of Lien on Series B Bonds.

(a)                                  Notwithstanding the date, manner or order of perfection of the security interests and liens granted to the Bank and the Trustee, and notwithstanding any provisions of the UCC, or any applicable law or decision, or the Loan Documents or the Series B Ordinance Documents, or whether the Bank or the Trustee holds possession of all or any part of the Collateral, or the granting provisions of any mortgage or security instrument or the provisions of any financing statement, the following, as between the Bank and the Trustee, shall be the relative security interests and priority of liens of the Bank and the Trustee in the Series B Bondholder Collateral:

(i)                                     The Trustee shall have a first and prior security interest in or mortgage lien on the Series B Bondholder Primary Collateral and Proceeds thereof to the extent such collateral and proceeds are used to satisfy obligations under the Series B Bonds in an amount not to exceed the aggregate of (A) the principal amount of the Series B Bonds on the date hereof ($14,000,000), as reduced by any redemption after the date hereof, (B) any and all accrued and unpaid interest on the Series B Bonds from and after the date hereof, and (C) expenses of the Trustee incurred in connection with enforcing the terms of the Series B Bondholder Mortgage and this Agreement.

(ii)                                  The Bank shall have a subordinate security interest in or mortgage lien on the Series B Bondholder Primary Collateral and Proceeds thereof; provided, however, that if the Company sells all or any portion of the Series B Real Property or for any other reason the Company receives any Proceeds from any portion of the Series B Real Property (the “Released Parcel”) either: (A) if, before or after giving effect to such release, no Default (as defined in the Series B Bondholder Mortgage herein a “Default”) or Event of Default (as defined in the Series B Ordinance herein an “Event of Default”) exists and is continuing, the greater of (x) 50% of the appraised value of the Released Parcel (as determined pursuant to that certain appraisal of Frank John Karth & Associates dated July 1997) (the “Appraised Value”) or (y) an amount per square foot of the Released Parcel equal to the amount in the column entitled “Deposit to Collateral Account” with respect to the Released Parcel set forth in Exhibit B attached hereto, shall be deposited into the Collateral Account (provided, however that notwithstanding the foregoing, with respect to Buildable Auto Mall Property (as defined in the Series B Bondholders Mortgage), an amount equal to 50% of the product of (a) $3.72 multiplied by (1,) the square footage of the then applicable Released Parcel of Buildable Auto Mall Property shall be deposited into the Collateral Account); and the balance of the Proceeds shall be disbursed to Beal Bank in accordance with the Bank Mortgage or to the Company if the Bank Mortgage has been satisfied; or (B) if, either before or after giving effect to such release, a Default or Event of Default exists and is continuing, then notwithstanding the foregoing clause (A), 100% of the Proceeds shall be deposited, in accordance with the Series B Mortgage, in the Collateral Account; provided, however that at such time as the Default or Event of Default shall no longer be continuing, an amount equal to the excess of the amount deposited in the Collateral Account, as such amount has been reduced to cure the Default or Event of Default, over the greater of (x) or (y) of Clause 2.1 (a)(ii)(A) above shall be disbursed to Beal Bank in accordance with the Bank Mortgage or to the Company if the Bank Mortgage has been satisfied.

If, at such time as, a certificate of occupancy has been issued by the appropriate governmental authority with respect to a Released Parcel, the square footage of the improvements constructed on such Released Parcel divided by the acreage of such Released Parcel equals or exceeds the number set forth in the column entitled “Minimum FAR in Feet/Acre” with respect to such Released Parcel as set forth in Exhibit B attached hereto, and no Default or Event of Default then exists or is continuing, all amounts deposited in the Collateral Account with respect to such Released Parcel, together with any and all interest thereon, shall be disbursed to Beal Bank in accordance with the Bank Mortgage or to the Company if the Bank Mortgage has been satisfied. In the event that amounts deposited in the Collateral Account with respect to any Released Parcel for which a certificate of occupancy has been issued have not been released pursuant to the immediately preceding sentence, and no Default or Event of Default then exists or is continuing, such amounts, together with all interest thereon, shall be disbursed to Beal Bank in accordance with the Bank Mortgage or to the Company if the Bank Mortgage has been satisfied, at such times as the square footage of all improvements constructed on all Released Parcels for which certificates of occupancy have been issued divided by the acreage of all such Released Parcels equals or exceeds the average number of square feet of floor area per acre set forth in the column entitled “Minimum FAR in Feet/Acre” with respect to all such Released Parcels as set forth in Exhibit B attached hereto.

(iii)                               Other than the security interest and rights in and to the Series B Bondholder Real Property granted to the Trustee pursuant to the Series B Bondholder Mortgage, the Trustee acknowledges that it has no rights in or to the Bank Real Property.

(b)                                 The Bank released by recording the Original Agreement any and all liens created by the Bank Security Agreement and any other liens, if any, which it has placed upon those certain $14,000,000 aggregate principal amount Village of Huntley, McHenry and Kane Counties, Illinois Tax Increment Allocation Revenue Bonds (Huntley Redevelopment Project) Series B-1995 and agrees to deliver to the Trustee a UCC-3 termination statement or any other document necessary to effect such release.

(c)                                  Nothing in this Section 2.1 shall be deemed a consent by the Bank to the sale of any Bank Collateral.

(d)                                 Except as expressly agreed in Section 2.1(a) and (b), the Bank retains all rights, security interests and liens granted under the Loan Documents, including, without limitation, the net profit interest granted by the Company to the Bank pursuant to the Agreement and Assignment of Net Profits Interest referenced in the Memorandum of Net Profits Interest.

SECTION 2.2. Enforcement Actions.

(a)                                  The Bank agrees that, contemporaneously with the commencement of Enforcement with respect to the Bank Mortgage Note and/or any security instruments relating thereto, it shall deliver to the Trustee an Enforcement Notice. The Trustee, on behalf of the Series B Bondholders, agrees that, contemporaneously with the commencement of Enforcement with respect to the Series B Ordinance, the Series B Bonds and/or any security instrument relating thereto, it shall deliver to the Bank an Enforcement Notice.

(b)                                 If the Bank or Trustee has any security interest in or lien on any of the Series B Bondholder Collateral as security for payment of any indebtedness of the Company, or of any other party, other than the Bank Claim or the Series B Bondholder Claim, respectively, then the Bank or the Trustee, as the case may be, may not apply the proceeds of any of the Collateral to satisfy such other indebtedness until the Bank Claim and the Series B Bondholder Claim are paid in full or otherwise satisfied.

(c)                                  Subject to the provisions of this Section 2.2, the Trustee and the Bank agree that either party may commence, prosecute and complete Enforcement without further obligation to the other party except as provided in the Series B Bondholder Mortgage.

SECTION 2.3. Notices of Default. Each party hereto agrees to give to the other, copies of any notice of the occurrence or existence of an Event of Default, demand for payment, acceleration, foreclosure, exercise of remedies and any other written notice of a like nature, sent to the Company, or the Village, as the case may be, promptly after the sending of such notice to such person, but the failure to do so shall not affect the validity or effect of such notice or create a cause of action against the Secured Party failing to give such notice or create any claim or right on behalf of any third party. The sending of such notice shall not give the recipient the obligation to cure such Event of Default.

SECTION 2.4. Use of Proceeds of Collateral. The Trustee agrees that unless and until the Bank Mortgage has been satisfied, (a) no Proceeds of the Series B Bondholder Collateral, including Collateral Account Funds, shall be disbursed to the Company and (b) any amounts which would otherwise be disbursed to the Company shall be disbursed to the Bank.

SECTION 2.5. UCC Notices. In the event that any Secured Party shall be required by the UCC or any other applicable law to give notice to any other Secured Party of any intended disposition of Collateral, such notice shall be given in accordance with Section 3.16 hereof and ten (10) days’ notice shall be deemed to be commercially reasonable.

SECTION 2.6. Consent. As required by the Series B Bondholder Mortgage, the Series B Trustee hereby consents to the encumbering of the Series B Bondholder Real Property by the liens, security interest and other terms of the New Bank Mortgage, provided such New Bank Mortgage is, as provided herein, subject, subordinate and inferior to the Series B Bondholder Mortgage in regard to the Series B Bondholder Real Property.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Contesting Liens or Security Interest. No Secured Party shall contest the validity, perfection, priority or enforceability of any lien or security interest granted to any other Secured Party and each Secured Party shall cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such liens or security interests brought by the Company or any third party.

SECTION 3.2. No Additional Rights for Company Hereunder. If any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Company agrees that it shall not raise such violation as a defense to the enforcement by any other Secured Party under the Loan Documents or the Series B Ordinance Documents, nor assert such violation as a counterclaim or basis for setoff or recoupment against any Secured Party.

SECTION 3.3. Limitation of Liability. Except as provided in this Agreement, the Trustee shall not have any liability to the Bank except for gross negligence or willful misconduct.

SECTION 3.4. Amendments to Financing Arrangements or to this Agreement. The Bank and the Trustee shall each use its best efforts to notify the other or others of any amendment, modification or waiver to any Loan Document or any Series B Ordinance Document respectively, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. The Bank and the Trustee shall, upon request of the other, provide copies of all such modifications, amendments and waivers and copies of all other documentation relevant to the Collateral. All modifications, amendments and waivers of this Agreement must be in writing and duly executed by an authorized officer of each Secured Party to be binding and enforceable except that the written consent of the Company shall be required if the amendment, modification or waiver would impose, or have the effect of imposing, on the Company, more restrictive covenants or greater obligations than those applicable to the Company under this Agreement, which consent shall not be unreasonably withheld.

SECTION 3.5. Term of Agreement. The provisions of this Agreement shall continue in effect until all the Company’s Obligations now or hereafter evidenced or secured by the Loan Documents shall have been fully paid in accordance with the terms thereof and the Loan Documents shall have terminated.

SECTION 3.6. Further Assurances. Each of the parties hereto shall execute and file all such farther documents and instruments, and perform such other acts, as may be necessary or advisable to effectuate the purposes of this Agreement.

SECTION 3.7. Inconsistent Provisions. If any provision of this Agreement shall be inconsistent with, or contrary to, any provision in the Loan Documents, the Series B Ordinance Documents, or any other instrument delivered in connection with the transactions contemplated thereby, the applicable provision in this Agreement shall be controlling and shall supersede such inconsistent provision to the extent necessary to give fall effect to all provisions contained in this Agreement.

SECTION 3.8. CONSENT TO JURISDICTION.  THE PARTIES HERETO HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN COOK COUNTY, STATE OF ILLINOIS AND IRREVOCABLY AGREE THAT, SUBJECT TO THE TRUSTEE’S ORTHE BANK’S ELECTION, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, IN ANY SUCH ACTIONS OR PROCEEDINGS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, WITH ANY JUDGMENT SUBJECT TO RIGHTS OF APPEAL IN THE JURISDICTIONS SET FORTH ABOVE.

SECTION 3.9. Marshalling of Assets. The Bank hereby waives any and all rights to have all or any portion of the Series B Bondholder Collateral marshalled upon any foreclosure of any liens of the Trustee. The Trustee hereby waives any and all rights to have all or any portion of the Bank Collateral marshalled upon any foreclosure of any liens of the Bank.

SECTION 3.10. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 3.11. Assignment. The Trustee, the Series B Bondholders and the Bank shall have the right to assign, transfer or grant participations in part or all of the obligations owed to them, the security therefor and their rights and obligations hereunder.

SECTION 3.12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

SECTION 3.13. Benefits of Agreement. This Agreement is for the sole benefit of the Secured Parties, their successors and assigns, and, except as otherwise provided in Section 3.4 with respect to the Company, no other person shall be entitled to rely hereon or enforce any of the terms hereof.

SECTION 3.14. Authority. Each of the parties represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such party to this Agreement have been duly authorized by all necessary action, corporate or otherwise, do not violate any provision of law, governmental regulation, or any Agreement or instrument by which such party is bound, and require no governmental or other consent that has not been obtained and is not in fall force and effect.

SECTION 3.15. Counterparts. This Agreement may be executed in any number of counterparts, each counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

SECTION 3.16. Notices. All notices, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing, shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service, or by prepaid telex or telecopier. Unless otherwise specified by the party to receive such notice in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices or demands or other communications shall be given to or made upon the parties hereto at their respective addresses (or to their telecopier numbers) indicated below:

If to the Company:	Huntley Development Limited Partnership
c/o The Prime Group, Inc.
77 W. Wacker Drive, Suite 4200
Chicago, Illinois 60601
Attention: Michael W. Reschke

With a copy to:	The Prime Group, Inc.
77 W. Wacker Drive, Suite 4200
Chicago, Illinois 60601
Attention: Robert J. Rudnik

If to the Trustee:	U.S. Bank Trust National Association f/k/a
First Trust National Association
One Illinois Center
111 East Wacker Drive
Suite 3000
Chicago, Illinois 60601
Attention: Corporate Trust Development

If to the Bank:	Beal Bank, SSB
15770 North Dallas Parkway
Suite 300
Dallas, Texas 75248
Attention: William T. Saurenmann

With a copy to:	Jenkens & Gilchrist
1445 Ross Avenue
Dallas, Texas 75202
Attention: Lawrence Adams

SECTION 3.17. Severability of Provisions. Any provision of this Agreement that is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 3.18. Headings. The article and section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 3.19. Concerning the Trustee. Notwithstanding anything to the contrary set forth herein, no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its powers, if it shall have reasonable grounds for believing repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 3.20. Continuing Effect of Loan Documents. Except as modified above, the Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Bank under any Loan Document, nor constitute a waiver of any provision of any Loan Document, except as set forth herein.

SECTION 3.21 Acknowledgment. The parties hereto hereby advise each other that to the best knowledge of each (i) no default or failure to perform currently exists under or in regard to the Series B Bondholder Mortgage or the Loan Documents, and (ii) the outstanding principal amount of the Series B Bonds, as defined in the Intercreditor Agreement, the amount of accrued and unpaid interest thereon and the balances of the collateral accounts which secure the Series B Bonds, each as of December 1, 1999, are shown on Exhibit C attached hereto.

SECTION 3.22 Supercede. This Agreement expressly supercedes the Original Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

U.S. BANK TRUST NATIONAL ASSOCIATION,
a national banking association formerly known as
FIRST TRUST NATIONAL ASSOCIATION, as
Trustee

By:
Name: John D. Bowman
Title: Vice President

BEAL BANK, SSB

By:
Name: William T. Saurenmann
Title: Senior Vice President

HUNTLEY DEVELOPMENT LIMITED PARTNERSHIP

By:	Huntley Development Company
Its:	Managing General Partner

By:
Name: Gary J. Skoien
Title: Vice President

EXHIBIT A

EXHIBIT A-1 hereto describes the Series B Bondholder Real Property at the date of recording the Series B Bondholder Mortgage and EXHIBIT A-2 hereto describes the Series B Bondholder Real Property owned by Company on the date of recording hereof.

EXHIBIT B

Parcel #	Acres		Appraised Value	Deposit to Collateral Acct./Sq. Ft.	Minimum Floor Area Ratio	Minimum FAR in Feet/Acre

IA	6.478		$950,000	$1.685	35%	15,246
lB	13.840	(i)	1,467,972	$1.685	35%	15,246
7C	8.720		1,425,000	$1.875	20%	8,712
7D	1.750		534,000	$3.500	25%	10,890
7E	1.800		588,000	$3.750	20%	8,712
7F	1.800		588,000	$3.750	20%	8,712
Lots 16-25	51.611	(ii)	5,910,000	$1.860	13%	5,663
Lots 500-504	48.960		1,420,000	$1.000	40%	17,424
			$12,882,972

(i)                                     Total of 13.84 acres, however, only 10 acres are buildable. The release of Parcel lB shall not be subject to the Deposit to the Collateral Account so long as the Developer commences construction by July 10, 1998.

(ii)                                  Total of 5l.611 acres, however only 36.49 acres are buildable.

EXHIBIT C

The outstanding principal amount of Series B Bonds as of December 1, 1999 is $14,000,000.00.

The accrued and unpaid interest on the Series B Bonds as of December 1, 1999, is $-0-.

The balance of the collateral accounts which secure the Series B Bonds as of December 1, 1999 is $1,558,526.95.